UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

________________________

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 19, 2009

Limited Brands, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-8344		31-1029810
(Commission File Number)		(IRS Employer Identification No.)

Three Limited Parkway Columbus, OH		43230
(Address of Principal Executive Offices)		(Zip Code)

(614) 415-7000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01           Other Events.

On August 19, 2009, Limited Brands, Inc. (the “Company”) announced the completion of its previously announced cash tender offer (the “Tender Offer”) to purchase any and all of its $294,600,000 outstanding 6.125% Notes due December 1, 2012 (the “Notes”).

The Tender Offer, which expired at 12:00 midnight, Eastern Time, on August 18, 2009, was made pursuant to an Offer to Purchase dated July 20, 2009, and related Letter of Transmittal.  The Company purchased approximately 35% of the issue. A total of $191,461,000 in aggregate principal of the Notes remains outstanding.

A copy of the press release announcing the completion of the Tender Offer is filed herewith as Exhibit 99.1.

Item 9.01             Financial Statements and Exhibits

(d)        Exhibits.

Exhibit No.	Description
99.1	Press Release dated August 19, 2009 regarding the Tender Offer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Limited Brands, Inc. (Registrant)

Date:	August 19, 2009	By:	/s/ Douglas L. Williams
			Name:	Douglas L. Williams
			Title:	Senior Vice President and General Counsel

Index to Exhibits

Exhibit No.	Description
99.1	Press Release dated August 19, 2009 regarding the Tender Offer.